UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2015

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

10th Floor – 95 Madison Avenue, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

Effective February 25, 2015, we appointed Martha Olson as a director of our company.

Ms. Olson, has a proven track record over her 30 year career of growing global, iconic brands such as Calvin Klein Underwear and Ralph Lauren Intimates while delivering superior shareholder returns. As a Warnaco Corporate Officer and the Group President of Calvin Klein Underwear Global and the Heritage Brands (Speedo, Chaps and Core Intimates Divisions), the businesses she had responsibility for grew to $1.4B and contributed 70% of Warnaco’s Operating Income. Calvin Klein Underwear revenue grew at an annualized compound rate of 8%. She has strong global expertise in general management, operations, commercial execution and marketing across a wide range of industries.

In connection with Ms. Olson’s appointment as a director, we have agreed to issue her 1,500,000 stock options exercisable at $0.112 per share for a period of 10 years, vesting over a period of three years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Ms. Olson. We have agreed to issue the stock options relying on exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended.

Ms. Olson has no family relationships with any other officer or director of our company. With respect to our company, Ms. Olson has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

Director Resignation

Effective February 25, 2015 and in connection with the appointment of Ms. Olson, Alex McAulay resigned as a director of our company and has been appointed as a member of our company’s Advisory Board. In connection with Mr. McAulay’s appointment to our company’s Advisory Board, we have agreed to issue him 150,000 stock options exercisable at $0.112 per share for a period of 10 years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Mr. McAulay. We have agreed to issue the stock options relying on exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 5.02 of this current report on Form 8-K is responsive to this item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated March 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Michael Flanagan
Michael Flanagan, Chief Financial Officer
Date: March 3, 2015